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                                                                 EXHIBIT 16






                        [Durland & Company Letterhead]







U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:


We have read and agree with the comments in Item 4 of Form 8-K of PICK Communications Corp. dated September 18, 1998.



/s/ Durland & Company, CPA's, P.A.
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Durland & Company, CPA's, P.A.
Palm Beach, Florida
21 September 1998





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